Exhibit 99.1

SUBSCRIPTION AGREEMENT

Cobra Oil & Gas Company
17790 East Purdue Place
Aurora, Colorado 80013

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of COBRA OIL & GAS COMPANY (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Doug Berry and Mr. John Herzog solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Berry and Mr. Herzog.

MAKE CHECK PAYABLE TO: Cobra Oil & Gas Company

Executed this _____ day of ___________________, 2006.

__________________________________	________________________________
Signature of Purchaser
__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

COBRA OIL & GAS COMPANY

By:	____________________________

Title:	____________________________